Exhibit 99.1

PRESS RELEASE

FOR IMMEDIATE RELEASE

Contact: Julia A. Newton

President and Chief Executive Officer

(410) 420-9600

MB BANCORP, INC. ANNOUNCES MEMBER APPROVAL OF PLAN OF CONVERSION; CONVERSION EXPECTED TO CLOSE BEFORE YEAR END

Forest Hill, Maryland – December 19, 2014 – MB Bancorp, Inc. (the “Company”), a Maryland corporation and the proposed holding company for Madison Bank of Maryland (the “Bank”), announced today that the Bank’s members approved the plan of conversion pursuant to which the Bank will convert to a stock savings bank and become the wholly-owned subsidiary of the Company.

The Company also announced that based upon preliminary results, the subscription offering that closed on December 12, 2014 was oversubscribed in the first category of the subscription offering by eligible account holders as of June 30, 2013. Valid stock orders from depositors having first priority will be filled in accordance with the allocation procedures described in the prospectus and set forth in the Bank’s plan of conversion. No further orders will be accepted. The Company is currently processing the orders and will provide allocation information as soon as it is available. The number of shares to be sold in connection with the conversion and stock offering will be based on a final appraisal and receipt of final regulatory approvals. The Company expects that the conversion will close before the end of the year and that shares of the Company’s common stock will begin trading on the following business day on the OTC Pink marketplace. Information regarding the subscription offering may be obtained by contacting the Stock Information Center at (877) 643-8217. The Stock Information Center is open Monday through Friday, between 10:00 a.m. and 4:00 p.m., Eastern Time.

Keefe, Bruyette & Woods, Inc., A Stifel Company acted as selling agent in the subscription offering, and served as financial advisor to the Company and the Bank in connection with the conversion. Kilpatrick Townsend & Stockton LLP acted as legal counsel to the Company and the Bank.

Madison Bank of Maryland is a federally chartered savings bank serving the financial needs of its customers in Baltimore and Harford counties in Maryland. Madison Bank of Maryland conducts business from its corporate headquarters and main office in Forest Hill, Maryland and two full-service branch offices located in Aberdeen and Perry Hall, Maryland.

This press release contains certain forward-looking statements about the conversion and offering. Forward-looking statements include statements regarding anticipated future events and can be identified by the fact that they do not relate strictly to historical or current facts. They often include words such as “believe,” “expect,” “anticipate,” “estimate,” and “intend” or future or conditional verbs such as “will,” “would,” “should,” “could,” or “may.” Forward-looking statements, by their nature, are subject to risks and uncertainties. Certain factors that could cause actual results to differ materially from expected results include delays in consummation of the conversion and offering, delays in receiving final regulatory approvals or in satisfying other conditions to closing, changes required to be made to the independent appraisal by the Office of the Comptroller of the Currency, increased competitive pressures, changes in the interest rate environment, general economic conditions or conditions within the securities markets, and legislative and regulatory changes that could adversely affect the business in which MB Bancorp, Inc. and Madison Bank of Maryland are engaged.

A registration statement relating to these securities has been filed with the United States Securities and Exchange Commission. This press release is neither an offer to sell nor a solicitation of an offer to buy common stock. The offer is made only by means of the written prospectus forming part of the registration statement.

The shares of common stock of MB Bancorp, Inc. are not savings accounts or savings deposits, may lose value and are not insured by the Federal Deposit Insurance Corporation or any other government agency.